UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

CHINA ARMCO METALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Agreements and Arrangements

On February 8, 2012, China Armco Metals, Inc. (the “Company”) and Kexuan Yao entered into an Employment Agreement (the “Employment Agreement”), to employ Mr. Yao as the Company’s Chairmen of the Board, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

●
A base salary at an annual rate of (i) $250,000 for the period beginning on the Effective Date through December 31, 2012; (ii) $270,000 for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 for the period beginning on January 1, 2014 through December 31, 2014.

●	A cash bonus equal to 50% of Mr. Yao’s base salary for each year during the contract term.

●
During the employment term, the compensation committee shall have the discretion to grant Mr. Yao annual bonuses pursuant to a specified time or fixed schedule specified under the compensation plan at the date of the deferral of such compensation.  Mr. Yao is also eligible to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company, as may be approved by the compensation committee and in accordance with any stockholder approval incentive plan in effect at the time of such decision.

●
Mr. Yao to receive 1,500,000 shares of the Company’s common stock (the “Restricted Shares”), subject to the terms and conditions of the Amended and Restated China Armco Metals, Inc. 2009 Stock Incentive Plan.  The Restricted Shares will vest according to the following schedule:  125,000 shares of Restricted Shares to vest on the first day of each quarter over a three year period commencing on April 1, 2012a and terminating on January 1, 2015.

●	Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

Upon certain termination events and a change in control of the Company, Mr. Yao is entitled to certain payments from the Company as described in the Employment Agreement. Pursuant to the Employment Agreement, the Company will indemnify Mr. Yao to the fullest extent that would be permitted by for certain liabilities arising by reason of his employment by the Company, excluding liabilities resulted from gross negligence, gross misconduct, or gross malfeasance of Mr. Yao.  Pursuant to the Employment Agreement, Mr. yao is also subject to a confidentiality covenant, a non-interference covenant, a non-competition covenant.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of February 8, 2012, by and between China Armco Metals, Inc. and Kexuan Yao.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: February 10, 2012	By:	/s/ Kexuan Yao
Name: Kexuan Yao Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated as of February 8, 2012, by and between China Armco Metals, Inc. and Kexuan Yao.